Exhibit 10.1

AMENDMENT TO PROMISSORY NOTES

This AMENDMENT TO PROMISSORY NOTES (the “Amendment”) is entered into as of June 15, 2015 by and between SANUWAVE, INC., a Delaware corporation (the “Borrower”), SANUWAVE HEALTH, INC., a Nevada corporation (the “Parent”), and HEALTHTRONICS, INC., a Georgia corporation (“Healthtronics”).

W I T N E S S E T H:

WHEREAS, the Borrower and Healthtronics entered into that certain Promissory Note due August 1, 2015 dated August 1, 2005 in the original principal amount of $2,000,000 and that certain Promissory Note due August 1, 2015 dated August 1, 2005 in the original principal amount of $2,000,000 (as may have been amended from time to time, collectively, the “Promissory Notes”), pursuant to which Healthtronics extended loans to the Borrower, and the Borrower and Healthtronics desire to amend the Promissory Notes (capitalized terms, as used herein, shall have the meaning set forth in the Promissory Notes, unless the context otherwise requires);

WHEREAS, the aggregate outstanding principal amount under the Promissory Notes as of the date hereof is $5,372,743; and

WHEREAS, the Borrower has requested that Healthtronics amend certain provisions of the Promissory Notes and Healthtronics has agreed to the amendments set forth in this Amendment, all on the terms and subject to the conditions set forth herein.

For the purpose of conforming the same to the intention of the parties and for other value received, it is hereby agreed that each of the Promissory Notes shall be amended and modified in the following particulars:

Section 1. Amendments to the Promissory Notes. Effective upon satisfaction of the conditions set forth in Section 3 hereof, each Promissory Note is hereby amended as follows:

A.     The definition of Stated Maturity Date of “August 1, 2015” in the first paragraph of the Promissory Notes shall be deleted and replaced with “January 31, 2017.”

B.     Section 2.1 shall be deleted in its entirety and the following substituted in lieu thereof:

2.1      Interest. This Note shall accrue daily interest from the date hereof on the outstanding Principal Amount of this Note at six percent (6%) per annum (the “Interest Rate”), provided, for the period commencing August 1, 2015 through the date this Note is paid in full, the Interest Rate shall be eight percent (8%) per annum, provided, further that, during any period when an Event of Default shall be in existence, the then applicable Interest Rate shall increase by two percent (2%) per annum. Such interest shall be paid to Healthtronics quarterly in arrears on each March 31, June 30, September 30 and December 31 of each calendar year and on the Stated Maturity Date and any other date upon which any Principal Amount hereunder is paid, or if any such day is not a business day, on the next succeeding business day (each an “Interest Payment Date”).

C.     Section 2.2 shall be deleted in its entirety and the following substituted in lieu thereof:

2.2     [Intentionally Omitted].

D.     Section 3.1 shall be deleted in its entirety and the following substituted in lieu thereof:

3.1     Payments.

(a)     Mandatory Payment on the Stated Maturity Date. The outstanding Principal Amount of this Note together with all accrued and unpaid interest thereon and all other amounts due to Healthtronics under this Note will be payable on the Stated Maturity Date in cash.

(b)     Mandatory Prepayments. The Borrower shall make a mandatory prepayment of the Principal Amount of this Note in (i) an amount equal to twenty percent (20%) of the proceeds received by the Borrower, the Borrower’s parent company, SANUWAVE Health, Inc., a Nevada corporation (the “Parent”), or any subsidiary of the Borrower or the Parent pursuant to (a) the issuance or sale by the Borrower, the Parent or any of their subsidiaries of any equity securities or any securities exercisable for or convertible into or exchangeable for any equity securities, or receipt by the Borrower, the Parent or any of their subsidiaries of capital contributions in cash or (b) the licensing by Borrower of any of Borrower’s products or patents or other intellectual property rights, and (ii) without limiting the restrictions contained in Section 7.12, an amount equal to one hundred percent (100%) of the proceeds received by the Parent, the Borrower or any subsidiary of the Parent or the Borrower from (a) borrowings through secured or unsecured debt (other than debt expressly permitted by Section 7.12(iii)), (b) a sale of all or a material portion of the assets of the Parent, the Borrower or any of their respective subsidiaries and (c) any sale of assets (including any patents or other intellectual property rights) of the Parent, the Borrower or any of their respective subsidiaries (other than sales of inventory in the ordinary course of business) for which the proceeds from such sales exceed $20,000 individually or $50,000 in the aggregate. Such mandatory prepayments shall be made within one (1) business day after the receipt of such proceeds.

E.     Section 4.1 shall be deleted in its entirety and the following substituted in lieu thereof:

4.1     Change of Control of the Borrower. If a Change of Control shall occur, the Borrower shall pay the entire outstanding Principal Amount together with all accrued and unpaid interest thereon and all other amounts due to Healthtronics under this Note on the date of such Change of Control.

F.     Section 4.2 shall be deleted in its entirety and the following substituted in lieu thereof:

4.2     [Intentionally Omitted].

G.     Section 4.3 shall be deleted in its entirety and the following substituted in lieu thereof:

4.3     Definitions.

“Change of Control” means (i) the merger, consolidation or other combination of the Parent with any person in which the stockholders of the Parent immediately prior to such transaction in the aggregate cease to own and control more than 50% of the voting securities of the person surviving or resulting from such transaction (or the ultimate parent thereof), (ii) if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on June 15, 2015) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on June 15, 2015), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Parent’s voting stock, (iii) the Parent ceases to directly own and control 100% of the issued and outstanding equity interests of the Borrower, (iv) the sale, conveyance or other transfer of all or substantially all of the assets of the Borrower or the Parent or (v) the Borrower fails to own and control 100% of the issued and outstanding equity interests in each of its subsidiaries.

H.     Article V shall be deleted in its entirety and the following substituted in lieu thereof:

ARTICLE V

[INTENTIONALLY OMITTED]

I.     Article VI shall be deleted in its entirety and the following substituted in lieu thereof:

ARTCLE VI

EVENTS OF DEFAULT

6.1     Events of Default; Remedies. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) (each such event herein termed an “Event of Default”):

6.1.1     the Borrower shall fail to make any payment of (i) Principal Amount of this Note when due, whether at maturity by acceleration or otherwise or (ii) any interest on this Note or other amount payable by the Borrower under this Note;

6.1.2     (i) the Borrower defaults in the performance of or compliance with any term contained in Sections 7.11, 7.12 or 7.15 or in the Security Agreement or (ii) the Parent defaults in the performance of or compliance with any term contained in Sections 7.11 or 7.12;

6.1.3     the Parent, the Borrower or any subsidiary defaults in the performance of or compliance with any term contained in this Note or any other agreement, document or instrument executed and delivered pursuant hereto and such default continues for 15 days after the earlier of (i) the Parent, the Borrower or a subsidiary becoming aware of such default or (ii) receipt by the Parent, the Borrower or any subsidiary of notice of such default from Healthtronics;

6.1.4     there occurs an Event of Default (under and as defined in any other evidence of indebtedness of the Parent, the Borrower or any subsidiary owing to Healthtronics);

6.1.5     the Parent, the Borrower or any subsidiary shall:

(a)     commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of managers or other governing body, the commencement of such a voluntary case;

(b)     have filed against it a petition under said Title 11 which shall not have been dismissed within 30 days after the date on which said petition is filed, or file an answer or other pleading within said 30-day period admitting or failing to deny the material allegations of such a petition, or seeking, consenting to or acquiescing in the relief therein provided, or fail to controvert timely the material allegations of any such petition;

(c)     have entered against it an order for relief in any involuntary case commenced under said Title 11;

(d)     seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

(e)     have entered against it any order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

(f)     make an assignment for the benefit of, or enter into a composition with, its creditors or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property;

6.1.6     any representation or warranty made in writing by or on behalf of the Parent, the Borrower or any subsidiary or any officer of the Parent, the Borrower or any subsidiary in this Note, the Security Agreement or any other document or writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made;

6.17     the Security Agreement shall cease to be in full force and effect or the Borrower shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, the Security Agreement, or Healthtronics does not have or ceases to have a valid first priority perfected security interest in all of the collateral referred to in the Security Agreement; or

6.1.8     the Parent shall have any direct subsidiary (other than Borrower), own or acquire any assets (other than the equity interests of the Borrower) or engage in any operations or business (other than activities incidental to being a holding company).

6.2     Remedies on Default.

6.2.1     Acceleration.

(a)     If an Event of Default with respect to the Borrower described in Section 6.1.5 has occurred this Note shall automatically become immediately due and payable.

(b)     If any other Event of Default has occurred and is continuing, Healthtronics may, at any time at its option, by notice to the Borrower, declare this Note to be immediately due and payable.

Upon this Note becoming due and payable under this Section 6.2.1, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid Principal Amount of this Note, plus all accrued and unpaid interest and all other amounts due and payable by the Borrower hereunder, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived and Healthtronics, may proceed to enforce payment of such amount or part thereof in such manner as it may elect and Healthtronics may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Note or the Security Agreement, or in aid of the exercise of any power granted in this Note or the Security Agreement

6.3     Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Note if Healthtronics shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 6.3 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of the rights of Healthtronics upon the occurrence thereof.

6.4     Waivers. The Parent and the Borrower each hereby waives to the extent not prohibited by provisions of applicable law which cannot be waived (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of Healthtronics in the enforcement of its rights under the provisions of this Note or the Security Agreement, (c) any and all notices of every kind and description which may be required to be given by any legal requirement, and (d) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations and liability under this Note and the Security Agreement

6.5     Course of Dealing. No course of dealing between the Parent, the Borrower or any subsidiary on the one hand, and Healthtronics on the other hand, shall operate as a waiver of the parties’ rights under this Note. No delay or omission in exercising any right under this Note shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a waiver of or bar to any right or remedy on any other occasion. No waiver or statement of satisfactory cure or consent shall be binding upon Healthtronics unless it is in writing and signed by Healthtronics as may be required by the provisions of this Note.

J.     Section 7.2 shall be amended by deleting the reference to “telecopied” contained therein and inserting “facsimile” in lieu thereof.

K.     Section 7.2.1 and 7.2.2 shall be deleted in their entirety and the following substituted in lieu thereof:

7.2.1     If to Healthtronics, to:

HealthTronics, Inc.

9825 Spectrum Drive, Bldg 3

Austin, TX 78717

Attention: President and General Counsel

Facsimile:

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP

233 South Wacker Drive, Suite 6600

Chicago, Illinois 60606

Attention:

Phone:

Facsimile:

7.2.2     If to the Borrower, to:

SANUWAVE, Inc.

11475 Great Oaks Way, Suite 150

Alpharetta, GA 30022

Attention: Chief Financial Officer

Facsimile:

with a copy (which shall not constitute notice) to:

Smith, Gambrell & Russell, LLP

Promenade, Suite 310

Atlanta, GA 30309

Attention:

Phone:

Facsimile:

Email:

L.     Section 7.3 shall be deleted in its entirety and the following substituted in lieu thereof:

7.3     Expenses. The Borrower agrees to pay or reimburse Healthtronics on demand for and save Healthtronics harmless against any and all losses, liabilities, costs and expenses, including attorneys’ fees and expenses, incurred by Healthtronics in connection with this Note and the Security Agreement and the enforcement or preservation of any of the rights and remedies of Healthtronics under this Note and the Security Agreement including, without limitation, the costs of collection of this Note.

M.     Section 7.9 shall be deleted in its entirety and the following substituted in lieu thereof:

7.9      Assignment. The Borrower may not assign its rights or obligations under this Note. The Holder may not assign all or any of its rights or obligations under this Note without the prior written consent of the Borrower; provided, however, that no such consent of the Borrower shall be required with respect to any such assignment by the Holder (a) to any affiliate of the Holder, or to a purchaser of all or substantially all of the assets of the Holder or its subsidiaries, or (b) if any Event of Default has occurred that has not been cured by the Borrower or waived by the Holder.

N.     Section 7.10 shall be deleted in its entirety and the following substituted in lieu thereof:

7.10      Further Assurances. Each of the Parent and the Borrower agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Note as requested by Healthtronics.

O.	The following provision is included as Section 7.11:

7.11      Board Observation Rights.

7.11.1

For so long as any amounts remain outstanding hereunder, Healthtronics shall have the right to appoint one representative to exercise the rights as conferred pursuant to this Section 7.11 (such representative being referred to as the “Observation Party”) and shall notify the Borrower of the identity of such person.

7.11.2

The Borrower shall notify the Observation Party of the date and time for each general or special meeting of the board of directors, board of managers or similar governing body (or any committee thereof) of the Borrower and of the Parent or of the adoption of any resolutions by any such body or committee by written consent (describing in reasonable detail the nature and substance of such action) at the time notice is provided to the directors or managers of the Borrower or the Parent, as applicable, and concurrently deliver to the Observation Party any materials delivered to directors or managers of the Borrower or the Parent, as applicable, including a draft of any resolutions proposed to be adopted by written consent.

7.11.3

The Observation Party shall be entitled to, or to select one representative to, attend and participate (but not vote) in all meetings of the board of directors, board of managers or other governing body (including any committee thereof) of the Borrower and of the Parent, including telephonic meetings. The Observation Party (or its representative) shall be entitled to receive all written materials and other information at the same time and in the same manner as given to the participants in such meetings. The Borrower or the Parent shall reimburse Healthtronics for all reasonable and documented out-of-pocket costs and expenses incurred by the Observation Party in connection with traveling to and from and attending such meetings.

P.	The following provision is included as Section 7.12:

7.12

Restrictions on Material Transactions. Without the prior written consent of Healthtronics, neither the Parent, the Borrower nor any of their subsidiaries shall (i) merge into or consolidate with any other entity; make any substantial change in the nature of their business as conducted as of June 15, 2015; (ii) acquire all or substantially all of the assets of any other entity; sell, lease, transfer or otherwise dispose of all or a substantial or material portion of such person’s assets except in the ordinary course of its business (other than the licensing of Borrower’s products or patents or other intellectual property rights); (iii) create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several other than unsecured indebtedness or liabilities of the Borrower resulting from borrowings in an aggregate outstanding amount not to exceed $200,000; or (iv) (a) make any dividend or distribution to any holders of its equity securities, or any securities exercisable for or convertible into or exchangeable for any equity security (other than dividends from subsidiaries of the Borrower to the Borrower), (b) purchase or redeem any of its equity securities, (c) pay any management fees or similar fees to any of its equity holders or any affiliate thereof, or (d) set aside funds for any of the foregoing.

Q.	The following provision is included as Section 7.13:

7.13

Security Agreement. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, the grant of a security interest in favor of Healthtronics in, or the conveyance to Healthtronics of title to, all assets of the Borrower and each of its domestic subsidiaries now owned or hereafter acquired, as further described in that certain Security Agreement executed and delivered by the Borrower and each of its domestic subsidiaries to Healthtronics on June 15 2015 (the “Security Agreement”).

R.	The following provision is included as Section 7.14:

7.14

Confession of Judgment. The Borrower hereby authorizes and empowers any attorney of any court of record to appear for the Borrower and to confess judgment as often as necessary against the Borrower in favor of Healthtronics, as of any term or time, for the above sums plus interest due, together with costs and other expenses of legal proceedings and reasonable attorneys’ fees, with release of all errors and waive all rights of appeal If a copy of this Note verified by an affidavit shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant in power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable or void; but the power will continue undiminished and may be exercised from time to time as Healthtronics may elect until the Principal Amount and all other amounts payable under this Note are paid in full. The Borrower hereby waives and releases any and all claims or causes of action, which the Borrower might have against any attorney acting under the terms of authority which the Borrower has granted herein arising out of or connected with the confession of judgment hereunder.

S.	The following provision is included as Section 7.15:

7.15

Notices of Event of Default. Immediately, and in any event within one (1) business day, after obtaining knowledge of the occurrence of any Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default, the Borrower shall give written notice thereof to Healthtronics and specify the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

T.	The following provision is included as Section 7.16:

7.16

Replacement of Note. On the date hereof, Borrower will execute and deliver a replacement Note evidencing the terms of this Note (as amended by that certain Amendment To Promissory Notes dated as of June 15, 2015 between the Borrower and Healthtronics); and upon any future request of Healthtronics, the Borrower agrees to execute and deliver a replacement Note evidencing the terms of this Note (as amended by that certain Amendment To Promissory Notes dated as of June 15, 2015 between the Borrower and Healthtronics) upon delivery of the original Note (or, to the extent the original Note has been lost or mutilated, a lost note affidavit from Healthtronics).

Section 2.     Representations and Warranties. Each of the Parent and the Borrower, jointly and severally, represents and warrants to Healthtronics that (a) the execution and delivery of this Amendment has been duly authorized by all requisite corporate action on behalf of the Parent and the Borrower, this Amendment has been duly executed and delivered by an authorized officer of the Parent and the Borrower, and each of the Parent and the Borrower has obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance of this Amendment and such authorizations, consents and approvals are in full force and effect, (b) this Amendment and each Promissory Note (as amended by this Amendment) constitutes the legal, valid and binding obligation of each of the Parent and the Borrower enforceable against the Parent and the Borrower in accordance with its terms, (c) neither the execution nor delivery of this Amendment or the Security Agreement nor fulfillment of nor compliance with the terms and provisions of the Promissory Notes, this Amendment or the Security Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien (other than liens created pursuant to the Security Agreement) upon any of the properties or assets of the Parent, the Borrower or any of its subsidiaries pursuant to, the charter, limited liability company operating agreement, partnership agreement, by-laws, limited liability company operating agreement or partnership agreement of the Parent, the Borrower or any of its subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the parent, the Borrower or any of its subsidiaries is subject, (d) before and after giving effect to this Amendment, no Event of Default has occurred and is continuing under either Promissory Note, (e) Healthtronics has a valid, perfected, first-priority lien upon and security interest in all assets of the Borrower and each of its domestic subsidiaries whether now owned or hereafter acquired, and (f) immediately before and after giving effect to this Amendment, (i) the sum of the debts and liabilities of the Borrower (including, without limitation, contingent liabilities of the Borrower) is not greater than all of the assets of the Borrower at a fair valuation, (ii) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured, and (iii) the Borrower is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any law, rule or regulation that may be applicable to the Borrower pertaining to bankruptcy, insolvency or creditors’ rights, fraudulent conveyance or fraudulent transfers or preferences.

Section 3.     Conditions to Effectiveness. The amendments to the Promissory Notes set forth in Section 1 hereof shall become effective as of the date (the “Effective Date”) when each of the following conditions has been satisfied:

(a)          The representations and warranties of the Parent, the Borrower and each of its subsidiaries set forth in the Promissory Notes, this Amendment, the Security Agreement and in all agreements, documents and instruments executed and delivered pursuant to the Promissory Notes or this Amendment shall be true and correct in all material respects when made and as of the date of this Amendment.

(b)           After giving effect to the terms of this Amendment, there shall be no Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default under the Promissory Notes.

(c)          On or before the date hereof, the Borrower and each of its domestic subsidiaries shall execute and deliver the Security Agreement which shall be in form and substance satisfactory to Healthtronics and Healthtronics shall have a valid, perfected, first-priority lien upon and security interest in all assets of the Borrower and each of its domestic subsidiaries.

(d)          On or before the date hereof, the Borrower and each of its domestic subsidiaries shall execute and deliver deposit account control agreements in form and substance satisfactory to Healthtronics and each executed by the applicable depository bank.

(e)          On or before the date hereof, the Borrower and each of its domestic subsidiaries shall execute and deliver intellectual property security agreements in form and substance satisfactory to Healthtronics.

(f)          On or before the date hereof, the Parent shall execute and deliver the Class K Warrant Agreement to Healthtronics evidencing fully vested warrants for the purchase of the number of shares of common stock of the Parent as more fully set forth in such Class K Warrant Agreement.

(g)          The Borrower shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to Healthtronics, in connection with this Amendment, the Security Agreement, the Class K Warrant Agreement and the Promissory Notes which shall not exceed $15,000.

Section 4.     Reference to and Effect on Promissory Notes.

A.     From and after the date hereof, the Promissory Notes shall be deemed to mean the Promissory Notes, as amended hereby.

B.     This Amendment represents a modification only and is not, and should not be construed as, a novation of the Promissory Notes. Nothing contained in this Amendment shall be construed to narrow the scope of the security interest of Healthtronics in any of the Collateral (as defined in the Security Agreement) or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Healthtronics under the Promissory Notes or the Security Agreement.

C.     The Parent and the Borrower each acknowledges and agrees that the agreement of Healthtronics to amend the terms of the Promissory Notes pursuant to and as reflected in this Amendment does not and shall not create (nor shall the Parent or the Borrower rely upon the existence of or claim or assert that there exists) any obligation of Healthtronics to consider or agree to any further amendments and, in the event that Healthtronics subsequently agrees to consider any further amendment, neither the existence of this Amendment, nor any other conduct of Healthtronics, shall be of any force or effect on consideration or decision with respect to any such requested amendment, and Healthtronics shall have no obligation whatsoever to consider or agree to amend the Promissory Notes or forbear or waive any other default or Event of Default.

Section 5.     Release. Each of the Parent and the Borrower, for itself and on behalf of its heirs, legal representatives, affiliates, successors and assigns, hereby: (a) expressly waives, releases and relinquishes any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature whatsoever which the Borrower has asserted, or might assert, against Healthtronics or any of its affiliates or any shareholders, members, partners, employees, directors, officers, representatives or agents of Healthtronics or any of its affiliates (collectively, the “Released Parties”) with respect to the Promissory Notes or the indebtedness evidenced thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Promissory Notes or the indebtedness evidenced thereby, including without limitation the Purchase Agreement, or with respect to any other matter, cause or thing relating in any way to the Promissory Notes or the Purchase Agreement; (b) expressly remises, releases, acquits, satisfies and forever discharges each Released Party from any and all manner of debts, accountings, bonds, warranties, representatives, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which the Borrower now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date hereof relating in any way to the Promissory Notes, including specifically, but without limitation, matters arising out of or relating to: (i) the Promissory Notes or the indebtedness evidenced thereby, including but not limited to, the administration thereof; (ii) the exercise or attempted exercise by any Released Party of any of its rights and remedies against the Borrower or the assets thereof on account of any Event of Default or otherwise; (iii) any other agreement or transaction between the Borrower and any Released Party relating in any way to the Promissory Notes and (iv) any Event of Default; and (c) expressly covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party by reason of or in connection with any of the foregoing matters, claims or causes of action.

Section 6.     Acknowledgement of Indebtedness. As of June 15, 2015, the Borrower acknowledges and agrees that the Borrower is indebted to Healthtronics under the Promissory Notes in the aggregate principal amount of $5,372,743 plus accrued and unpaid interest since March 31, 2015. The Borrower acknowledges and agrees that it owes the amounts referred to above without defense, right of offset, set off, or counterclaims.

Section 7.     Joinder by the Parent. The Parent hereby joins each Promissory Note and agrees to comply with the provisions thereof as if the Parent were an original signatory thereto.

Section 8.     Miscellaneous.

(a)     This Amendment may be executed in two or more counterparts, each of which, when fully executed, shall be deemed an original; and all of said counterparts taken together shall be deemed to constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June 15, 2015.

Borrower:

SANUWAVE, INC.

By: /s/ Kevin A. Richardson II

Name: Kevin A. Richardson II

Title: Chairman of the board/CEO

Parent:

SANUWAVE HEALTH, INC.

By: /s/ Kevin A. Richardson II

Name: Kevin A. Richardson II

Title: Chairman of the board/CEO

Healthtronics:

HEALTHTRONICS, INC.

By: /s/ Russell Newman

Name: Russell Newman

Title: President